UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
May 8, 2007 (May 3, 2007)
PEROT SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22495	75-2230700
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)
2300 West Plano Parkway
Plano, Texas 75075
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code:
(972) 577-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
Amended and Restated 2001 Long-Term Incentive Plan

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On May 3, 2007, the stockholders of Perot Systems Corporation, a Delaware corporation (the “Company”), approved the Amended and Restated 2001 Long-Term Incentive Plan, effective as of January 1, 2007 (the “Amended and Restated 2001 Plan”). The amendments included in the Amended and Restated 2001 Plan will enable bonus payments and certain awards of restricted stock units and restricted stock made to our executive officers to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. A copy of the Amended and Restated 2001 Plan is filed herewith as Exhibit 10.42.
     Awards under the Amended and Restated 2001 Plan will be based on the Company’s performance for 2007 and later periods. No incentive compensation under these terms has yet been earned by any covered executive officer, because the performance period has not yet been completed. Accordingly, the amount of incentive compensation to be paid in the future to the Company’s current or future covered executive officers cannot be determined at this time.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
Exhibits.

Exhibit
Number	Description

10.42	Amended and Restated 2001 Long-Term Incentive Plan dated effective January 1, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2007	PEROT SYSTEMS CORPORATION
	By:	/s/ Rex C. Mills
Rex C. Mills
Assistant Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

10.42	Amended and Restated 2001 Long-Term Incentive Plan dated effective January 1, 2007.